EXHIBIT 10.1
Execution Version

MASTER ASSIGNMENT, INCREASE AGREEMENT AND
AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Master Assignment, Increase Agreement and Amendment No. 1 to Credit Agreement ("Agreement") dated as of May 14, 2018 ("Effective Date"), is among Alta Mesa Holdings, LP, a Texas limited partnership ("Borrower"), the Lenders (as defined below), Wells Fargo Bank, National Association, as administrative agent for the Lenders (as defined below) (in such capacity, the "Administrative Agent"), and as issuing lender (in such capacity, the "Issuing Lender"), and Barclays Bank PLC (the “New Lender”).

RECITALS

A.The Borrower is party to that certain Eighth Amended and Restated Credit Agreement dated as of February 9, 2018, among the Borrower, the lenders party thereto from time to time (the "Lenders"), the Administrative Agent and the Issuing Lender (the "Credit Agreement").

B.The parties hereto wish to increase the Borrowing Base under the Credit Agreement and in connection with such increase, the Assignors (as defined below) wish to assign a certain percentage of their rights and obligations under the Credit Agreement as a Lender to the Assignees (as defined below) pursuant to the terms hereof.

C.After the assignment and acceptance of the rights and obligations set forth herein have been made effective, the parties hereto agree to, subject to the terms and conditions set forth herein, (i) amend the Credit Agreement as provided herein and (ii) increase the Borrowing Base.

THEREFORE, the Borrower, the Lenders (including the New Lender), the Issuing Lender and the Administrative Agent hereby agree as follows:
Section 1.Defined Terms; Interpretation. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended by this Agreement, unless expressly provided to the contrary. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

Section 2.Assignments and Acceptances. In lieu of executing and delivering an Assignment and Acceptance, each existing Lender whose Pro Rata Share of the Commitments is decreasing in connection herewith (each an “Assignor” and, collectively, the “Assignors”) and each existing Lender whose Pro Rata Share of the Commitments is increasing in connection herewith (collectively, the “Increasing Existing Lenders”; and together with the Assignors, collectively, the “Existing Lenders”; and the Increasing Existing Lenders together with the New Lender, each an “Assignee” and, collectively, the “Assignees”) hereby agree to, and Borrower hereby accepts, the following:

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(a)Assignment. For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the respective Assignees, and each Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date (i) such percentage in and to all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in Schedule II hereto that would result in Assignors and Assignees having the respective Commitments, and the corresponding Maximum Credit Amounts and Elected Commitment Amounts, as set forth in Schedule II attached hereto (including without limitation any letters of credit and guaranties provided in connection with the Credit Agreement), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to, and in proportion to, the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an "Assigned Interest"). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Agreement, without representation or warranty by any Assignor.
(b)Representations and Warranties of Assignor. Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the relevant Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.
(c)Representations and Warranties of Assignee. Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 9.06 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.06 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, (F) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, and (G) if it is not incorporated under the laws of the United States of America or a state thereof, on or prior to the date hereof, it has delivered to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Assignor, or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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(d)Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignors and Assignees shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
(e)Consent; Waiver of Administrative Fees. Administrative Agent, the Issuing Lender and Borrower hereby consent to each Assignor’s assignment of the Assigned Interests to the respective Assignees, and waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Agreement, and agree that the terms of this Agreement shall constitute an Assignment and Acceptance. Administrative Agent hereby consents to a one-time waiver of the $5,000 administrative fees that would otherwise be payable by each Assignee pursuant to Section 9.06(b)(iv) of the Credit Agreement as a result of the assignment provided for herein.
(f)Letters of Credit. On the Effective Date, after giving effect to the assignment made pursuant to Section 2 above and the increase in the Borrowing Base set forth in this Section 3, each Lender's share of the applicable Letter of Credit Exposure on the Effective Date shall automatically be deemed to equal such Lender's Pro Rata Share of such Letter of Credit Obligations (such Pro Rata Share for such Lender to be determined as of Effective Date after giving effect to increase in the Borrowing Base, Elected Commitment Amounts and assignments effected hereby) without further action by any party.
Section 3.Agreement - Increase in Borrowing Base. Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be increased to $400,000,000 (which reflects an increase of $50,000,000 (the “Increase Amount”)). Such new Borrowing Base shall, unless otherwise adjusted in accordance with the terms of the Credit Agreement, remain in effect at that level until the effective date of the next Borrowing Base redetermination made in accordance with the Credit Agreement, as amended hereby. The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 3 shall be deemed to be the redetermination provided for in Section 2.02(b)(i) of the Credit Agreement and scheduled for April 1, 2018. Each Lender's Pro Rata Share of the resulting Borrowing Base and each Lender’s Elected Commitment Amount, after giving effect to the assignment made pursuant to Section 2 above and the increase in the Borrowing Base set forth in this Section 3, are as set forth next to its name in Schedule II attached hereto.
Section 4.Amendments to Credit Agreement.
(a)Section 1.01 of the Credit Agreement (Certain Defined Terms) is amended by replacing the definition of “Fee Letters” in its entirety with the following:
"Fee Letters" means (a) that certain amended and restated engagement and fee letter agreement dated January 26, 2018 from Wells Fargo Securities, LLC to the Borrower, (b) that certain administrative agent fee letter agreement dated January 26, 2018 from Wells Fargo Bank to the Borrower, and (c) that certain fee letter agreement dated May 14, 2018 from Wells Fargo Securities, LLC to the Borrower.
(b)Schedule II to the Credit Agreement (Notice Information and Commitments) is hereby deleted and replaced in its entirety with Schedule II attached hereto.
Section 5.Representations and Warranties. Each Loan Party represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date; (b) before and after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate or limited liability company power and authority of such Loan Party, as applicable, and have been duly authorized by appropriate corporate or limited liability company action and proceedings, as applicable; (d) this Agreement constitutes the legal, valid, and binding obligation of such Loan Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or

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similar laws affecting the rights of creditors generally and general principles of equity; and (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.
Section 6.Conditions to Effectiveness. This Agreement and the amendments provided herein shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)Administrative Agent shall have received multiple original counterparts, as requested by Administrative Agent, of the following, duly and validly executed and delivered by duly authorized officers of the parties thereto:
(i)this Agreement;
(ii)Notes payable to the Assignees to the extent requested by such Assignees; and
(iii)fee letter dated the date hereof between the Arranger and the Borrower.
(b)Borrower shall have paid (i) the fees required under the fee letter referred to in Section 6(a)(iii) above, and (ii) all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.
Section 7.Effect on Loan Documents; Acknowledgments; Agreements.
(a)The Borrower and each Guarantor acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower and each Guarantor hereby waives any defense, offset, counterclaim or recoupment with respect thereto.
(b)The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender, or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Loan Documents.
(c)Each of the Borrower, the Administrative Agent, the Issuing Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement, as amended hereby, and the other Loan Documents are not impaired in any respect by this Agreement.
(d)From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended prior hereto as described in the recitals, and by this Agreement.
(e)This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
(f)At the sole discretion of the Arranger, all or any portion of any fees paid to the Arranger may be allocated to any affiliate thereof or paid to any other Lender or Lenders.
Section 8.Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its respective Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in such Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its respective Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

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Section 9.Reaffirmation of Security Documents. Each Loan Party (a) represents and warrants that it has no defenses to the enforceability of any Security Instrument, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument, and agrees that each such Security Instrument will continue in full force and effect to secure the Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (c) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid and subsisting and create a security interest to secure the Obligations.
Section 10.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile or email (i.e., PDF) signature and all such signatures shall be effective as originals.
Section 11.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, Holdings, the Lenders, the Issuing Lender, and the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 12.Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
Section 13.Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.
Section 14.WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE LENDERS, THE ISSUING LENDER AND THE ADMINISTRATIVE AGENT EACH HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND IT HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 15.Entire Agreement. This AGREEMENT, the Credit Agreement, as amended by This AGREEMENT, the Notes, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
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Execution Version

EXECUTED effective as of the date first above written.

BORROWER:

ALTA MESA HOLDINGS, LP
By: Alta Mesa Holdings GP, LLC,
its general partner

By: /s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

GUARANTORS:

ALTA MESA HOLDINGS GP, LLC

By: /s/ Michael E. Ellis
Name: Michael E. Ellis
Title: Chief Operating Officer

ALTA MESA FINANCE SERVICES CORP.

By: /s/ Michael E. Ellis
Name: Michael E. Ellis
Title: Chief Operating Officer

OEM GP, LLC

By: /s/ Michael E. Ellis
Name: Michael E. Ellis
Title: Chief Operating Officer

ALTA MESA SERVICES, LP
OKLAHOMA ENERGY ACQUISITIONS, LP
Each By: OEM GP, LLC, its general partner

By: /s/ Michael E. Ellis
Name: Michael E. Ellis
Title: Chief Operating Officer

Schedule II - Page 1
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ADMINISTRATIVE AGENT/ ISSUING LENDER/ EXISTING LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Lender, and Lender

By: /s/ Michael Real
Name: Michael Real
Title: Director

Schedule II - Page 2
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EXISTING LENDERS:

TORONTO DOMINION (NEW YORK) LLC

By: /s/ Savo Bozic
Name: Savo Bozic
Title: Authorized Signatory

Schedule II - Page 3
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ING CAPITAL LLC

By: /s/ Josh Strong
Name: Josh Strong
Title: Director

By: /s/ Charles Hall
Name: Charles Hall .
Title: Managing Director

Schedule II - Page 4
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CITIBANK, N.A.

By: /s/ William McNeely
Name: William McNeely
Title: Senior Vice President

Schedule II - Page 5
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Capital One, NATIONAL ASSOCIATION

By: /s/ Michael Higgins
Name: Michael Higgins
Title: Senior Director

Schedule II - Page 6
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BOKF, NA dba Bank of Texas

By: /s/ Martin W. Wilson
Name: Martin W. Wilson
Title: Senior Vice President

Schedule II - Page 7
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NATIXIS, NEW YORK BRANCH

By: /s/ Carlos Quinteros
Name: Carlos Quinteros
Title: Managing Director

By: /s/ Arnaud Roberdet
Name: Arnaud Roberdet
Title: Vice President

Schedule II - Page 8
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MORGAN STANLEY BANK, N.A.

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

Schedule II - Page 9
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MORGAN STANLEY SENIOR FUNDING, INC.

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

Schedule II - Page 10
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NEW LENDER:

BARCLAYS BANK PLC

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Schedule II - Page 11
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